Exhibit 4.3.1

AMENDMENT NO. 1
to
AMENDED AND RESTATED REGISTRATION RIGHTS AGREEEMNT

This AMENDMENT NO. 1, dated as of November 23, 2004 (this “Amendment No. 1”), to the AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of September 30, 2004 (the “Registration Rights Agreement”), is among ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto.

WHEREAS, pursuant to Section 19(d) of the Registration Rights Agreement, the Registration Rights Agreement may be amended if the amendment is approved in writing by the Company and the holders of at least a majority of the Registrable Securities; and

WHEREAS, the Company and the parties hereto wish to amend the Registration Rights Agreement to provide that persons that acquire shares of Series C Senior Convertible Preferred Stock after the date hereof may become parties to the Registration Rights Agreement by executing a Joinder Agreement in the form attached as Exhibit B hereto; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Amendment.

(a)           The Registration Rights Agreement is hereby amended to add a new Section 9(m) to read as follows:

“(m)        Joinder Agreement. Any person who becomes a holder of either Series B Senior Convertible Preferred Stock (the “Series B Preferred”) of the Company or Series C Senior Convertible Preferred Stock of the Company (the “Series C Preferred”) may become a party to this Agreement by executing a Joinder Agreement in the form attached hereto as Exhibit B and delivering such Joinder Agreement to the Company and BSMB. Upon such execution and delivery, Schedule III of this Agreement shall be amended to include such holder. Any holder of Series C Preferred executing and delivering a Joinder Agreement in accordance with this provision (i) shall be deemed a holder of Series B Registrable Securities for all purposes under this Agreement, and (ii) following conversion of such Series C Preferred into Series B Preferred in accordance with the terms of the Series C Preferred shall continue to be a party hereto as a holder of Series B Preferred.”

(b)           The Registration Rights Agreement is hereby amended to add a new Exhibit B in the form attached hereto.

2.             Governing Law.

This Amendment No. 1 shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

3.             Counterparts.

This Amendment No. I may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first above written.

ACA CAPITAL HOLDINGS, INC.

By:	/s/ NORA J. DAHLMAN
Name: NORA J. DAHLMAN
Title: GENERAL COUNSEL & SECRETARY

Shares of Capital Stock
Stockholder			of the Company Owned

BSMB/ACA LLC
Series B Senior Convertible Preferred - 1,685,663.8305
By:	Bear Stearns Merchant Manager II, LLC, its Manager
	By:	JDH Management, LLC, its Manager

By:	/s/ DAVID E. KING
Name: David E. King
Title:

DRAWBRIDGE SPECIAL
OPPORTUNITIES FUND LP			Series B Senior Convertible Preferred - 160,539.4124

By:	/s/ KEVIN J. TREACY
Name: KEVIN J. TREACY
Title: CHIEF FINANCIAL OFFICER

THE STEPHENS GROUP, INC.
Common - 237,623.8
Convertible Preference - 273.4
Senior Convertible Preferred - 25.8
By:	/s/ WARREN A. STEPHENS		Series B Senior Convertible Preferred - 267,565.6819
Name:
Title: President

THIRD AVENUE TRUST ON BEHALF OF
THE THIRD AVENUE VALUE FUND			Common - 118,811.9
SERIES			Convertible Preference - 258.7
Senior Convertible Preferred - 103.4
Series B Senior Convertible Preferred - 133,782.8436
By:	/s/ DAVID M. BARSE
Name: David M. Barse
Title: President

THIRD AVENUE TRUST ON BEHALF OF		Common - 118,811.9
THE THIRD AVENUE SMALL-CAP		Convertible Preference - 258.7
VALUE FUND SERIES		Senior Convertible Preferred - 103.4
Series B Senior Convertible Preferred -133,782.8383

By:	/s/ DAVID M. BARSE
Name: David M. Barse
Title: President

CHESTNUT HILL ACA, LLC		Common - 237,623.8
Convertible Preference - 163.5
Series B Senior Convertible Preferred - 267,565.6983

By:	/s/ JOHN G. BERYLSON
Name:
Title:

INSURANCE PARTNERS, L.P.

By:		Common - 151,961.6
Name:
Title:

INSURANCE PARTNERS OFFSHORE
(BERMUDA) L.P.

By:		Common - 83,751.6
Name:
Title:

IP/MCLP, L.L.C.

By:		Common - 1,910.6
Name:
Title:

LIFE INVESTORS INSURANCE
COMPANY OF AMERICA

Common- 59,405.9
Convertible Preference - 43.9
By:	/s/ JON L. SKAGGS	Series B Senior Convertible Preferred - 20,067.42655
Name:
Title:

TRANSAMERICA LIFE INSURANCE
COMPANY OF AMERICA

Common- 59,405.9
Convertible Preference - 43.9
By:	/s/ JON L. SKAGGS	Series B Senior Convertible Preferred - 20,067.42655
Name:
Title:

FW ACA INVESTORS, L.P.

Convertible Preference - 87.9
By:	/s/ KEVIN G. LEVY	Series B Senior Convertible Preferred - 17,659.3354
Name: Kevin G. Levy
Title: Vice President of Group III 31, LLC, General Partner

BANKAMERICA INVESTMENT
CORPORATION

By:	/s/ GARY M. TSUYUKI	Convertible Preference - 87.9
Name: Gary M. Tsuyuki
Title: Managing Director

Exhibit B

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                    , 200    (this “Joinder Agreement”), is between ACA Capital Holdings, Inc., a Delaware corporation (the “Company”), and                    (the “Joining Party”).

WHEREAS, the Company, BSMB/ACA LLC, a Delaware limited liability company, and other stockholders of the Company are parties to the Amended and Restated Registration Rights Agreement, dated as of September 30, 2004, as amended from time to time in accordance with its terms (the “Registration Rights Agreement”);

WHEREAS, the Joining Party has become a holder of Series B Senior Convertible Preferred Stock of the Company;

WHEREAS, the Joining Party wishes to join and become a party to the Registration Rights Agreement, and the Company wishes to accept the Joining Party as a party thereto, all on the terms of this Joinder Agreement; and

WHEREAS, this Joinder Agreement is intended to modify the Registration Rights Agreement and is delivered pursuant to and conforms with the requirements of Section 9(m) of the Registration Rights Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Joinder.

The Joining Party hereby joins and becomes a party to, and the Company hereby accepts the Joining Party as a party to, the Registration Rights Agreement. The Company and the Joining Party each acknowledge and agree that the Joining Party is entitled to the benefits, and is subject to the obligations, of a holder of Series B Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

2.             Acknowledgment.

The Joining Party acknowledges that it has received a copy of the Registration Rights Agreement.

3.             Schedule III.

For purposes of Schedule III of the Registration Rights Agreement, the Joining Party’s address and number of shares of Series B Senior Convertible Preferred Stock are:

Address:               [                                    ]

Attention:             [                                    ]

[Number of shares]

4.             Governing Law.

This Joinder Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

5.             Counterparts.

This Joinder Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first above written.

ACA CAPITAL HOLDINGS, INC.

By:
Name:
Title:

JOINING PARTY:

[________________________________]

By:
Name:
Title: